Exhibit 99.1

FOR IMMEDIATE RELEASE

African Agriculture Holdings Announces Michael Rhodes as Chief Executive Officer

●	Rhodes brings highly relevant farming and on-the-ground Africa operating experience including hands-on management of over 16,000 hectares of productive farmland across 8 East and West African Nations

●	Rhodes has raised over $1.5B in financing from public and private sector investors for development projects globally

●	Rhodes succeeds Alan Kessler, who will continue as Chairman and Chief Strategy Officer

New York City – February 5, 2024 – African Agriculture Holdings Inc (Nasdaq: AAGR) announced the hiring of Mr. Michael Rhodes as the company’s Chief Executive Officer.  Rhodes brings decades of operating experience in large-scale agriculture across Africa, including hands-on management of over 16,000 hectares of productive farmland across more than eight East and West African nations.

Rhodes has been involved in commercial-scale farming of alfalfa and other forage crops for animal feed for over 40 years, beginning on his family’s alfalfa farm in Utah and brings experience implementing international best-practice standards for the growing of alfalfa and other animal feeds to farmers and ranchers across West Africa.  Rhodes has also been principally involved in raising over $1.5B in financing for development projects globally from public and private sector sources.

Rhodes succeeds Mr. Alan Kessler as Chief Executive Officer, who successfully grew and transitioned African Agriculture from a private company through its NASDAQ listing.  Kessler will continue in his role as Chairman of the African Agriculture board and continue in the operational role of Chief Strategy Officer.

“Mike brings a veritable lifetime of successful agricultural experience and leadership to African Agriculture’s core mission of becoming the premier and sustainable supplier of quality animal feeds and related agricultural products across the West African region and beyond,” noted Kessler.  “I look forward to working with Mike to help build this much-needed activity as a regional and global leader.”

“We expect the addition of Mike to African Agriculture’s management team will greatly strengthen and extend the commercial relationships of the Company and increase our reach with institutional investors from around the world seeking to participate in the growth opportunities prevailing across the West African region,” said African Agriculture Director, Russell Read, who previously led the investment teams at the California Public Employee’s Retirement System (CalPERS), the nation’s largest investment fund; the Alaska Permanent Fund Corporation, the United States’ largest sovereign wealth fund; and the Gulf Investment Corporation, which is the development investor for Saudi Arabia, Bahrain, Kuwait, Oman, Qatar and the United Arab Emirates.

Ambassador (Ret.) Bisa Williams (former Deputy Assistant Secretary in the Bureau of African Affairs at the US Department of State and current African Agriculture Director), further noted, “African Agriculture is well positioned to make a meaningful, long-term impact on human health and development across the West African region and beyond.  I am delighted to welcome Mike to help bolster the Company’s capabilities and realize the full potential of African Agriculture’s worthy mission.”

Rhodes added, “I am honored and enthusiastic about this great opportunity. I intend to bring international agricultural best practices to African Agriculture. I believe in the people of Africa and, through the Company’s continuing collaboration with local communities, we can create a legacy of positive transformation. As the African proverb says: If you want to go fast, go alone. If you want to go far, go together.”

ABOUT AFRICAN AGRICULTURE HOLDINGS INC

African Agriculture is a pioneering company dedicated to securing food and protein for the coming century. Born out of a global necessity, it focuses on harnessing Africa’s vast agricultural potential. With 60% of the world’s remaining arable land, Africa stands as a powerhouse of untapped resources, offering abundant sunshine, plentiful rain, and fertile soil. African Agriculture’s mission is to optimize yields and harvests, creating sustainable job opportunities for local communities while delivering significant value to its shareholders. To learn more about African Agriculture Holdings, Inc., visit: https://africanagriculture.com/.

FORWARD LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve substantial risks and uncertainties. Forward-looking statements contained in this press release include, but are not limited to, statements about the development and impact of our operations in West Africa and globally, and potential fundraising activities. You should not rely upon forward-looking statements as predictions of future events, the outcome of which are subject to known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to differ materially from those described in the forward-looking statements, including those more fully described in our most recent filings with the Securities and Exchange Commission.

Forward-looking statements represent our beliefs and assumptions only as of the date such statements are made and we undertake no obligation to update any forward-looking statements, except as required by law.

Media Contact:

Brigit Hennaman

Rubenstein Public Relations

Email: bhennaman@rubensteinpr.com

Company Contact:

Maxine Gordon, Executive Director

African Agriculture Inc.

Email: mg@africanagriculture.com

Investor Contact:

David Waldman/Ted Ayvas

Crescendo Communications, LLC

Tel: (212) 671-1020

Email: AAGR@Crescendo-IR.com